                                                                    EXHIBIT 10.2

              FOURTH AMENDMENT TO THE RETIREMENT PLAN FOR SALARIED

                   EMPLOYEES OF WERNER HOLDING CO. (DE), INC.

         WHEREAS, Werner Holding Co. (DE), Inc., (the "Company") has adopted the Retirement Plan for Salaried Employees of Werner Holding Co. (DE), Inc. (the "Plan") for the benefit of its eligible employees; and

         WHEREAS, the Company has reserved the right to amend the Plan and has amended it from time to time; and

         WHEREAS, the company deems it appropriate further to amend the Plan.

         NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as of January 1, 1999:

         1. SECTION 1.19, the definition of "Hours of Service" is amended by adding the following subsection at the end thereof:

            (d) Solely for purposes of determining whether a Break in Service has occurred, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service that would otherwise have been credited to him but for such absence or, in any case in which such Hours of Service cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph (d) an absence from work for maternity or paternity reasons means an absence:

                  (1)   By reason of the pregnancy of the Employee;

                  (2)   By reason of a birth of a child of the Employee;

                  (3) By reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

                  (4) For purposes of caring for such child for a period beginning immediately following such birth or placement.

                  Any hour under this paragraph (d) which is considered an Hour of Service under paragraph (b) shall not be considered under this paragraph (d). The Hours of Service credited under this paragraph (d) shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period or, in all other cases, in the immediately following computation period. Notwithstanding the foregoing, no credit shall be given for Hours of Service under this paragraph (d) unless the Employee furnishes the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is because of maternity or paternity leave and the number of days for which there was such an absence.

2.       A new SECTION 1.05A is added to read as follows:

                  1.05A BREAK IN SERVICE means a twelve consecutive month period beginning on an Employee's Date of Employment (or Date of Reemployment, if applicable) or any anniversary of that date during which an Employee completes five hundred (500) or fewer Hours of Service.

3.       A new SECTION 1.41 is added to read as follows:

                  1.41 YEAR OF SERVICE means a twelve consecutive month period beginning on an Employee's Date of Employment (or Date of Reemployment, if applicable) or any anniversary of that date during which an Employee completes at least one thousand (1000) Hours of Service.

4.       SECTION 2.01 (b) is amended to read as ibilows:

                  (b) Each full-time Employee will become a Participant in the Plan on the later of (i) the January 1 coincident with or next following his Date of Employment, provided he is employed by an Employer on that January 1, or (ii) the date the Employee's Employer becomes an Employer under the Plan. Each other Employee of an Employer will become a Participant in the Plan on the first day of the month coincident with or next following his completion of one (1) Year of Service.

5. The following language is added at the end of SECTION 2.02 to read as follows:

                  Notwithstanding the foregoing provisions of this SECTION 2.02, the following provisions will apply in the case of an Employee who is other than a full-time Employee. An Employee who terminates employment before becoming a Participant and is reemployed without incurring a Break in Service shall become a Participant when he meets the eligibility requirements of SECTION 2.01, based on his Date of Employment. An Employee who terminates employment before becoming a Participant and is reemployed after incurring a Break in Service shall become a Participant when he meets the eligibility requirements of SECTION 2.01, based on his Date of Reemployment.

6. SECTION 1.11, the definition of "Disability Retirement Age" is amended to read as follows:

                  1.11 DISABILITY RETIREMENT AGE means the age at which a Participant terminates his active employment on or after attaining the age of forty (40), after completing at least fifteen (15) years of Vesting Service, and by reason of a Total and Permanent Disability.

7.       The first sentence of SECTION 4.05 is amended to read as follows:

                  A Participant who terminates active employment upon attainment of his Disability Retirement Age shall be entitled to a disability retirement pension which shall commence on his Disability Retirement Date.